Exhibit 24

UBS GROUP AG

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of David Kelly, Jordan Schiffman, Ella Campi, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statements on Form S-8 relating to the registration of the Credit Suisse Group AG Master Share Plan and the UBS Omnibus Stock Plan for US employees, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title
/s/ Sergio P. Ermotti Sergio P. Ermotti	Group Chief Executive Officer (principal executive officer)
/s/ Todd Tuckner Todd Tuckner	Group Chief Financial Officer (principal financial officer)
/s/ Steffen Henrich Steffen Henrich	Group Controller (principal accounting officer or controller)
/s/ Colm Kelleher Colm Kelleher	Chairman and Member of Board of Directors
/s/ Lukas Gähwiler Lukas Gähwiler	Vice Chairman and Member of Board of Directors
/s/ Jeremy Anderson Jeremy Anderson	Senior Independent Director and Member of Board of Directors
/s/ Claudia Böckstiegel Claudia Böckstiegel	Member of Board of Directors
/s/ William C. Dudley William C. Dudley	Member of Board of Directors
/s/ Patrick Firmenich Patrick Firmenich	Member of Board of Directors

___________________________ Fred Hu	Member of Board of Directors
/s/ Mark Hughes Mark Hughes	Member of Board of Directors
/s/ Nathalie Rachou Nathalie Rachou	Member of Board of Directors
/s/ Julie G. Richardson Julie G. Richardson	Member of Board of Directors
/s/ Dieter Wemmer Dieter Wemmer	Member of Board of Directors
/s/ Jeanette Wong Jeanette Wong	Member of Board of Directors